EXHIBIT 21

                           Subsidiaries of Registrant

Nu Family Benefits Insurance Brokerage, Inc., a Utah corporation

Nu Skin Argentina, Inc., a Utah corporation with an Argentine branch

Nu Skin Asia Investment, Inc., a Delaware corporation

Nu Skin Australia, Inc., a Utah corporation

Nu Skin Belgium, NV, a Belgium corporation

Big Planet, Inc., a Delaware corporation

Nu Skin Brazil, Ltda., a Brazilian corporation

Nu Skin Canada, Inc., a Utah corporation

Cedar Meadows LLC, a Utah limited liability company

Nu Skin Chile, S.A., a Chilean corporation

Cygnus Resources, Inc., a Delaware corporation

Nu Skin Europe, Inc., a Delaware corporation

Nu Skin France, SARL, a French corporation

Nu Skin Germany, GmbH, a German corporation

Nu Skin Guatemala, S.A., a Guatemalan corporation domesticated in the State of Delaware

Nu Skin Hong Kong, Inc., a Utah corporation

Nu Skin International, Inc., a Utah corporation, also doing business as NSE
     Network Management Company and Pharmanex Manufacturing Company

Nu Skin International Management Group, Inc., a Utah corporation

Nu Skin Italy, Srl, an Italy corporation

Nu Skin Japan Company Limited, a Japanese corporation

NSE Korea, Ltd., a Korean corporation domesticated in the State of Delaware

Nu Skin Mexico, S.A. de C.V., a Mexico corporation domesticated in the State of Delaware

Nu Skin Netherlands, B.V., a Netherlands corporation

Nu Skin New Zealand, Inc., a Utah corporation

Pharmanex, Inc., a Delaware corporation

Pharmanex Japan, Ltd., a Japanese corporation

Nu Skin Philippines, Inc., a Delaware corporation with a Philippines branch

Nu Skin Poland Sp. z o.o., a Poland corporation

Sage Acquisition Corporation, a Delaware corporation

Nu Skin Scandinavia A.S., a Denmark corporation

Shanghai Harmony, Daily Use and Health Products Co., Ltd., a Chinese corporation

Nu Skin Spain, S.L., a Spain corporation

Nu Skin Taiwan, Inc., a Utah corporation

Nu Skin Personal Care (Thailand), Ltd., a Thailand corporation domesticated in the State of Delaware

Nu Skin U.K., Ltd., a United Kingdom corporation

Nu Skin United States, Inc., a Delaware corporation

Zhejiang Cinogen Pharmaceutical Co., Ltd., a Sino-American joint venture